       As filed with the Securities and Exchange Commission on June 30, 1998

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                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549



                                      FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                        THE SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported):  MAY 15, 1998


                           EQUITY OFFICE PROPERTIES TRUST
                 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

              MARYLAND                   1-13115              36-4151656
    (STATE OR OTHER JURISDICTION       (COMMISSION         (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)    FILE NUMBER)       IDENTIFICATION NO.)


                  TWO NORTH RIVERSIDE PLAZA, SUITE 2200
                            CHICAGO, ILLINOIS                    60606
                 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)      (ZIP CODE)




        Registrant's telephone number, including area code:  (312) 466-3300

                                   NOT APPLICABLE
           (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5.  OTHER EVENTS.

     On March 30, 1998, the Board of Trustees (the "Board") of Equity Office Properties Trust (the "Company") approved Amendment No. 1 to the Company's Amended and Restated 1997 Share Option and Share Award Plan (the "Plan"). Amendment No. 1 to the Plan increases the maximum number of the Company's common shares of beneficial interest ("Shares") for which Share Awards, Options, SARs and Dividend Equivalents may be granted under the Plan to 6.8% of the outstanding Shares calculated on a fully-diluted basis on the first day of each calendar year, subject to adjustment upon the occurrence of certain events (the "Maximum Number"). On May 15, 1998, the Company's shareholders approved Amendment No. 1 to the Plan. Also on May 15, 1998, the Board approved Amendment No. 2 to the Plan which limits the number of Shares that may be subject to Share Awards under the Plan to no more than one half of the Maximum Number of Shares.

     A copy of the Plan, including Amendment Nos. 1 and 2, is attached hereto as exhibit 99.1. All capitalized terms used in this report but not otherwise defined herein have the meanings ascribed to such terms in the attached Plan.

     On May 15, 1998, the Board approved Amendment No. 1 to the Company's Bylaws, which specifies certain committees of the Board. A copy of the Amended Bylaws, including Amendment No. 1, is attached hereto as Exhibit 3.2.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.



       Exhibit
       Number        Exhibit
       -------       -------

         3.2 Amended Bylaws of Equity Office Properties Trust, including Amendment No. 1 to the Bylaws Effective May 15, 1998

        99.1 Amended and Restated Equity Office Properties Trust 1997 Share Option and Share Award Plan (as Amended and Restated Effective July 1, 1997), including Amendment No. 1 and Amendment No. 2 to the Plan, each Effective May 15, 1998.


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


                                     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      EQUITY OFFICE PROPERTIES TRUST


Date:     June 30, 1998               By: /s/ Richard D. Kincaid
                                          -----------------------------------
                                          Richard D. Kincaid, Executive Vice
                                          President and Chief Financial Officer




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